UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 19, 2009
Parkvale Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 373-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)	Timothy G. Rubritz, Vice President and Treasurer of Parkvale Financial Corporation (the “Company”) and Senior Vice President, Treasurer and Chief Financial Officer of Parkvale Savings Bank, informed the Company of his intention to resign from all offices with the Company and subsidiaries effective November 27, 2009. To provide for a smooth transition, Mr. Rubritz will be available to the Company through January 2, 2010.

(c)	The Company has commenced a search for a new Chief Financial Officer and in the interim, Senior Vice President and Chief Information Officer Gilbert A. Riazzi, CPA will assume the responsibilities of principal financial officer. Mr. Riazzi has been a Senior Vice President of the Bank since December 2003 and the Chief Information Officer since July 2002. He previously held the position of Audit — Compliance Director of the Bank, and he joined the Bank as Internal Auditor in May 1992. Mr. Riazzi will be assisted by Assistant Treasurer Joseph C. DeFazio and Assistant Controller Lisa E. Forlano, CPA.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

99.1	Press Release, dated November 20, 2009
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Robert J. McCarthy, Jr.
	Name:	Robert J. McCarthy, Jr.
	Title:	President and Chief Executive Officer

Date: November 20, 2009